UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K
                                CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 APRIL 1, 1998


                          F & M NATIONAL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                   VIRGINIA
                (STATE OR OTHER JURISDICTION OF INCORPORATION)

                                   000-05929
                           (COMMISSION FILE NUMBER)

                                  54-0857462
                             (IRS EMPLOYER NUMBER)

                 38 ROUSS AVENUE, WINCHESTER, VIRGINIA  22604
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 540-665-4200


                                   NO CHANGE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

                                   FORM 8-K
                          F & M National Corporation
                             Winchester, Virginia


ITEM 5. OTHER EVENTS.

W. M. Feltner, Chairman of the Board of F&M National Corporation,
Winchester, Virginia, together with Quentin L. Corbett,
President, of Peoples Bank of Virginia, Chesterfield, Virginia, jointly announced today the completion of the merger of Peoples
Bank of Virginia into F&M Bank-Richmond.

The plan for the merger provides for an exchange rate of 2.58 shares of F&M common stock for each outstanding share of common stock of Peoples Bank of Virginia.

F&M Bank-Richmond, which now operates 14 full-service banking offices in the City of Richmond, Henrico County, and Chesterfield
County in the Richmond metropolitan area, has total assets of approximately $260.0 million as of March 31, 1998.

Mr. Feltner pointed out that Peoples Bank of Virginia is a sound and respected financial institution with a competent staff and is located in an area of Virginia with strong growth potential.

F&M, with assets in excess of $2.52 billion, is a multi-bank holding company headquartered in Winchester, Virginia. It operates seven banking affiliates in Virginia, the largest of which is F&M Bank-Winchester, one banking affiliate in Maryland, and three banking affiliates in West Virginia. F&M offers insurance services through its subsidiary, F&M/Shomo & Lineweaver. F&M also operates F&M Trust Company. F&M's common stock is listed on the New York Stock Exchange under the symbol FMN.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         None

Pursuant to the filing requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F & M NATIONAL CORPORATION



/s/
By: Alfred B. Whitt, Senior Vice President and Secretary


DATE:  April 3, 1998